PROSPECTUS and                   PRICING SUPPLEMENT NO. 25
PROSPECTUS SUPPLEMENT, each		    effective at 2:00 PM ET
Dated January 12, 1999			        Dated November 29, 1999
CUSIP: 24422ELN7				             Commission File No.: 333-69601
                                 Filed pursuant to Rule 424(b)(3)

                        U.S. $1,865,850,000
                  JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
        due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:                  			2 December 1999

Maturity Date:                           3 December 2001

Principal Amount:                        $25,000,000

Interest Rate Basis:                    	USD-LIBOR-Telerate

Index Maturity:                       			3 Month

Spread:                                 	Plus 18 Basis Points

Initial Interest Determination Date:     30 November 1999

Day Count Convention:                 			Actual/360

Interest Reset Dates:                    Quarterly on the 3rd
                                         Mar, Jun, Sept, Dec,
		                                 					 (or next business day)

Interest Determination Dates:	           Two London Banking Days
                                         preceding such Interest
                                         Reset Dates

Interest Payment Dates:	                 Quarterly on the 3rd
                                         Mar, Jun, Sept, Dec,
				                                     (or next business day)

Redemption Provisions:			                None

Plan of Distribution:	                   Goldman Sachs & Co.,
                                         as agent has offered the
                                         securities for sale at a purchase
                                         price of 100% of the
                                         aggregate principal amount
                                         of the Senior Notes.


Goldman Sachs & Co.